Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

DAWSON GEOPHYSICAL COMPANY 508 WEST WALL, SUITE 800 MIDLAND, TX 79701-5010	Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends a vote FOR the following proposal:

1.
Proposal to approve the issuance of shares of common stock, par value $0.331/3 per share, of Dawson Geophysical Company (“Dawson”) in connection with the Agreement and Plan of Merger, dated March 20, 2011, by and among Dawson, 6446 Acquisition Corp., a direct wholly owned subsidiary of Dawson, and TGC Industries, Inc. (“TGC”), as amended, pursuant to which 6446 Acquisition Corp. will be merged with and into TGC, with TGC surviving and becoming a direct wholly owned subsidiary of Dawson.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote FOR the following proposal:

2.
Proposal to approve adjournments of the Dawson special meeting, if necessary or appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Dawson special meeting to adopt Proposal 1.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOTE: The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement of the Company for the Special Meeting to be held on __________, 2011. Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc., should give full title as such. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. If any other matters properly come before the meeting, the persons name in this proxy will vote in their discretion.

For address change/comments, mark here.	☐
(see reverse for instructions)
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Prospectus, Notice & Proxy Statement is/are available at www.proxyvote.com.
DAWSON GEOPHYSICAL COMPANY
Special Meeting of Shareholders
[•], 2011 [•] AM
This proxy is solicited on behalf of the Board of Directors
508 West Wall, Suite 800
Midland, TX 79701
432-684-3000
The shareholder(s) hereby appoint(s) L. Decker Dawson and Tim C. Thompson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dawson Geophysical Company that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at ______ A.M., Central Time on ________, 2011, at the offices of Baker Botts L.L.P. at 2001 Ross Avenue, Suite 1100 in Dallas, Texas, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH
DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED REPLY ENVELOPE
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side